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Exhibit 11.1

                               DSP GROUP, INC.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share data)


                                           Three Months        Six Months
                                          Ended June 30,      Ended June 30,
                                         ----------------    ----------------
                                          1997      1996      1997      1996
                                         ------    ------    ------    ------

Net income                               $2,225    $  268    $4,241    $  842
                                         ------    ------    ------    ------
                                         ------    ------    ------    ------
PRIMARY:
Computation of weighted average
  common and common equivalent
  shares outstanding:

   Weighted average common shares
     outstanding                          9,589     9,505     9,574     9,482
  Common equivalent shares from
     stock options and warrants             156        63       141        68
                                         ------    ------    ------    ------
Shares used in per share computation      9,745     9,568     9,715     9,550
                                         ------    ------    ------    ------
                                         ------    ------    ------    ------
Net income per share                       $.23      $.03      $.44      $.09
                                         ------    ------    ------    ------
                                         ------    ------    ------    ------
FULLY DILUTED:
Computation of weighted average
  common and common equivalent
  shares outstanding:

   Weighted average common shares
     outstanding                          9,641     9,505     9,641     9,482
   Common equivalent shares from
     stock options and warrants             336        63       356        69
                                         ------    ------    ------    ------
Shares used in per share computation      9,977     9,568     9,997     9,551
                                         ------    ------    ------    ------
                                         ------    ------    ------    ------
Net income per share                       $.22      $.03      $.42      $.09
                                         ------    ------    ------    ------
                                         ------    ------    ------    ------